Exhibit 10.19

[CONFIDENTIAL INFORMATION REDACTED;

SUBJECT OF RULE 406 REQUEST FOR CONFIDENTIAL

TREATMENT]

Translation of Business Process Outsourcing (BPO)

Cooperation Contract

Between

Party A: China Pacific Insurance (Group) Co., Ltd. Chongqing Branch (“Chongqing Co.”)

Address: No.153 Zourong Road, Yuzhong District, Chongqing

And

Party B: Chongqing Central BPO Industrial Co., Ltd. (“Chongqing Central”)

Address: Telecom Office Building, No.2, Haier Road, Jiangbei District, Chongqing

China Pacific Insurance (Group) Co., Ltd. (“CIPC”) was founded on May 13, 1991; Its headquarter is in Shanghai. The company was listed on Shanghai Stock Exchange on Dec. 25th, 2007 and on Hong Kong Exchange on Dec. 23rd, 2009 respectively. CIPC, to which Chongqing Co. is affiliated, adheres to the core values of commitment to business integrity in pursuit of steady growth and performance excellence. The company strives to continue to create value for clients, shareholders, employees, society and other stakeholders and make contributions to a harmonious society as well.

Chongqing Central BPO Industrial Co., Ltd., a leading BPO company in China, is mainly dedicated to providing telecom-grade BPO solutions and services to high-end industries such as telecommunications, banking, logistics and e-commerce.

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

To fully utilize their respective advantages and to provide Party A’s end-users with professional services, both parties, in line with the principles of complementary advantages, resource sharing, mutual benefit, common development and establishing long-term strategic relationship, in respect of Party A’s voice-based Customer Service liaison outsourcing cooperation, agree as follows:

1. Cooperation Contents

In line with the principle of mutual benefit and through sincere negotiations, Party A and Party B decide that Party B conducts the business of Party A’s Client Review BPO. To confirm the rights and obligations between Party A and Party B and to protect their respective legitimate rights, both parties enter into this contract on the basis of equality and free will in accordance with relevant laws and regulations, to which they shall strictly adhere to.

2. Rights and Obligations of Party A

2.1 Party A has the right to monitor Party B’s service quality and timely put forward rectification opinions;

2.2 Party A has the right to put forward amendments about relevant business processes and voice liaison scripts;

2.3 Party A is under the obligation to clarify to Party B the business requirements and standards;

2.4 Party A is under the obligation to furnish sufficient voice liaison data and ensure their legitimate sources;

2.5 Party A is under the obligation to pay Party B the service fees promptly;

2.6 Party A is under the obligation to assist Party B in offering professional training to the seat operators.

3. Rights and Obligations of Party B

3.1 Party B has the obligation to provide the confirmed voice liaison outsourcing services to Party A;

3.2 Party B has the obligation to keep secret and confidential of all users’ data that acquired through this business in accordance with the provisions of Confidentiality Clause hereof;

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

3.3 If there are large quantities of customers’ strong complaints due to Party B’s bad service quality and which causing very bad social influence, Party B shall assume the liability accordingly;

3.4 Party B, as a legal person, shall have valid business license with legitimate operating scope, content and application service management qualifications. Party B shall provide Party A with true and reliable WVAS license that approved by the telecommunications authorities, credit certificates, perfect after-sale service system, price approval documents and bank account information, etc.

4. Proceeds and Settlement

4.1 *

4.2 *

4.3 *

4.3.1 *

4.3.2 *

5. Force Majeure

Should all or part of the obligations hereunder be unable to be fulfilled by either or both of the parties due to the force majeure event, neither party shall be responsible for each other. The prevented party/parties shall notify the other party within ten (10) days after its occurrence and shall provide any evidence issued by relevant authority. Within the reasonable time after the termination of such event, either or both of them shall continue the implementation of this contract.

6. Confidentiality

6.1 Party A and Party B shall assume the obligations of maintaining confidentiality. Neither party shall disclose to any third party the commercial secrets of the other party in any way. For the purpose of this contract, “commercial secrets” means data

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

prices, quantities, technical solutions and the contents of this contract, which are furnished to the other party by either party (including its parent company, subsidiary, joint-stock company, branch and cooperative SP company) and are relating to this business, and other materials and information relating to the other party’s business.

6.2 Any and all materials and information furnished to the other party by either party shall be maintained in secret. Neither party shall disclose the said information to any third party or use them in other matters other than this contract.

6.3 Any person (including, but not limited to , its employee, representatives, agents, consultants etc) engaged in this cooperation hereunder or informed of the said information shall assume the obligations of maintaining confidentiality as well.

6.4 Party A and Party B shall assume the obligations of keeping this cooperation and the contents of this contract secret and confidential. Without prior written consent of the other panty, neither party shall divulge to any third party their cooperation and the contents of this contract.

6.5 The obligations of maintaining confidentiality shall survive the term of this contract.

7. Breach of Contract

7.1 Where this contract can not be continued due to the breach of contract by either party, the non-breaching party is entitled to terminate this contract and claim compensations for the losses he has incurred.

7.2 Where one or both of the other parties suffers from the adverse social impact or economic losses due to one party’s breach, he or they shall be entitled to pursue the liabilities of the breaching party and ask for the economic compensations till the cooperation contract is terminated.

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

8. Validity

8.1 *

8.2 *

8.3 *

8.4 *

9. Miscellaneous

9.1 The appendices hereto shall have the same legal effect as this contract.

9.2 Other matters not mentioned herein shall be resolved by both parties through amicable negotiation.

9.3 Any dispute arising from the contents of this contract or in connection with its performance shall be resolved through friendly negotiation. In case no settlement can be reached, either party may submit such dispute to Chongqing Arbitration Committee for arbitration and the place of arbitration is Chongqing Municipality.

9.4 This contract is made in quadruplicate and shall become effective upon signature and seal by both parties. Each party shall hold two copies with the same legal effect respectively.

Party A: China Pacific Insurance (Group) Co., Ltd. Chongqing Branch

Authorized representative:

*

Party B: Chongqing Central BPO Industrial Co., Ltd.

Authorized representative:

*

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

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